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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-56422, 33-80523, 33-85762, 33-93602, 333-11685
and 33-88135) of Electronics for Imaging, Inc. of our report dated January 25, 2002, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2002, relating to the financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 27, 2002